Exhibit 24.1

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by EDAP TMS S.A. under the U.S. Securities Act of 1933, as amended, of common shares, nominal value €0.13 each of EDAP TMS SA, that may be issued pursuant to the EDAP TMS S.A. 2016 Stock Option Plan (such common shares, the “Option Shares”). Such Option Shares will be registered on a registration statement on Form S-8 (the “Registration Statement”) and filed with the U.S. Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints each of Marc Oczachowski and François Dietsch, acting alone or together, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign the Registration Statement and any and all amendments and post-effective amendments thereto and to file the same, with exhibits thereto and any and all other documents that may be required in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitutes therefore, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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Date	Signature	Title

/S/ MARC OCZACHOWSKI
April 5, 2017	Marc Oczachowski	Chief Executive Officer (principal
executive officer) and Director

/S/ FRANCOIS DIETSCH
April 5, 2017	François Dietsch	Chief Financial Officer
(principal financial officer and
principal accounting officer )

April 5, 2017	Philippe Chauveau	Chairman of the Board of Directors

April 5, 2017	Pierre Beysson	Director

April 5, 2017	Rob Michiels	Director

April 5, 2017	Argil Wheelock	Director

/S/ MARC OCZACHOWSKI
April 5, 2017	Marc Oczachowski	Authorized Representative
in the United States